SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 10, 2006

BUFFETS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-116897	22-3754018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1460 Buffet Way
Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code: (651) 994-8608

NOT APPLICABLE

        (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

             (b)

              On January 10, 2006, Buffets Holdings, Inc. (the "Company") announced that Dale Maxfield will separate employment with the Company effective January 19, 2006.

             (c)

              On January 10, 2006 the Company announced that Mario Lee was appointed Executive Vice President of Operations of the Company and Buffets, Inc. ("Buffets") effective January 10, 2006. The press release issued by the Company announcing this appointment is attached as Exhibit 99.1 to this report.

              Mario Lee, age 45, has served as Regional Vice President of Operations of Buffets since April 2001. He served as an Area Director from January 2001 to April 2001 and as a District Representative from April 1996 to January 2001. Mr. Lee was initially hired by HomeTown Buffet, Inc. as a General Manager in August 1995 and served in this capacity prior to assuming multi-store responsibilities in April 1996. Before joining Buffets in 1996, Mr. Lee held unit-level and multi-unit restaurant responsibilities with other family-oriented restaurant concepts for a total of 16 years.

Item 9.01.  Financial Statements and Exhibits

             (c) Exhibits

                   Exhibit 99.1 Press Release of Buffets Holdings, Inc., dated January 10, 2006.

2

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 10, 2006

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.

Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit	Description
99.1	Press release of Buffets Holdings, Inc., dated January 10, 2006.